Exhibit 99.1

Bristol-Myers Squibb Delivers Solid Fourth Quarter Results in a Year Highlighted by Robust Clinical Data, Continued Execution of Strategic Transactions and Good Operating Performance

•	Receives U.S. Regulatory Approval for KOMBIGLYZE™ XR, and First-Line Indication for SPRYCEL® in Fourth Quarter

•	Submits Dapagliflozin for Regulatory Review in U.S. and Europe in Fourth Quarter

•	Increases Sales 2% to $5.1 Billion in Fourth Quarter

•	Provides 2011 GAAP EPS From Continuing Operations Guidance Range of $2.00 to $2.10; Non-GAAP EPS Guidance Range of $2.10 to $2.20

•	Confirms 2013 Minimum Non-GAAP EPS Guidance of $1.95

(NEW YORK, January 27, 2011) – Bristol-Myers Squibb Company (NYSE: BMY) today announced solid results for the fourth quarter of 2010. This concludes a year in which the Company presented key data on marketed and investigational products across its pipeline, completed important regulatory milestones, continued its focus on strategic transactions and delivered on its commitment to drive shareholder value. In addition, the company provided guidance for 2011, and confirmed guidance for 2013.

“In the fourth quarter, we delivered solid financial results, concluding a very good year for the company,” said Lamberto Andreotti, chief executive officer, Bristol-Myers Squibb. “The performance in the quarter is reflective of a year in which robust clinical data, targeted execution of our String of Pearls strategy, and key regulatory submissions provided further proof of our ability to build one of the most innovative pipelines in the industry.”

“In 2011 we will build on the momentum created in 2010. We anticipate several key pipeline events that will help shape our future as we continue to position our company for long-term success as a focused, differentiated BioPharma company,” Andreotti said.

	Fourth Quarter
$ amounts in millions, except per share amounts	2010	2009		Change
Net Sales	$5,111	$5,033		2%
Net Earnings Per Common Share – Diluted	0.28	4.06	*	(93)%
GAAP Diluted EPS From Continuing Operations	0.28	0.41		(32)%
Non-GAAP Diluted EPS From Continuing Operations	0.47	0.47		—

	Full Year
$ amounts in millions, except per share amounts	2010	2009		Change
Net Sales	$19,484	$18,808		4%
Net Earnings Per Common Share – Diluted	1.79	5.34		(66)%
GAAP Diluted EPS From Continuing Operations	1.79	1.63		10%
Non-GAAP Diluted EPS From Continuing Operations	2.16	1.85		17%

*	Includes a $7.2 billion after tax gain, or $3.62 per share, attributed to the split-off of Mead Johnson Nutrition Company, which is recorded as discontinued operations.

FOURTH QUARTER FINANCIAL RESULTS

•	Bristol-Myers Squibb posted fourth quarter 2010 net sales of $5.1 billion. U.S. health care reform had a 1.5% negative effect on net sales in the fourth quarter.

•

U.S. net sales increased 5% to $3.3 billion in the fourth quarter of 2010 compared to the same period in 2009. International net sales decreased 5%, or 3% excluding foreign exchange impact, to $1.8 billion.

•	Gross margin as a percentage of net sales was 72.3% in the fourth quarter of 2010 compared to 71.5% in the same period in 2009.

•	Marketing, selling and administrative expenses decreased 15% to $1.0 billion in the fourth quarter of 2010.

•	Advertising and product promotion spending decreased 19% to $271 million in the fourth quarter of 2010.

•	Research and development expenses decreased 9% to $1.0 billion in the fourth quarter of 2010.

•

The effective tax rate on earnings from continuing operations before income taxes was 40.4% on a GAAP basis in the fourth quarter of 2010. The higher effective tax rate for the current quarter is primarily due to a $207 million specified tax charge mostly related to an internal restructuring of certain foreign legal entities and a change in earnings mix to high-tax jurisdictions.

•

The Company reported fourth quarter GAAP net earnings from continuing operations attributable to Bristol-Myers Squibb Company of $483 million, or $0.28 compared to $818 million or $0.41 per share for the same period in 2009.

•

The Company reported fourth quarter non-GAAP net earnings from continuing operations of $807 million or, $0.47 per share, compared to $928 million, or $0.47 per share, for the same period in 2009. An overview of specified items is discussed under the “Use of Non-GAAP Financial Information” section.

•	The impact of U.S. health care reform decreased fourth quarter EPS from continuing operations by approximately $0.02 on both a GAAP and non-GAAP basis.

•

Cash, cash equivalents and marketable securities as of the end of the fourth quarter were $10.0 billion, resulting in a net cash position of $4.5 billion as of December 31, 2010. During the fourth quarter, the Company acquired ZymoGenetics for $885 million and repurchased $750 million aggregate principal amount of its outstanding debt.

FOURTH QUARTER PRODUCT AND PIPELINE UPDATE

•

Bristol-Myers Squibb’s global net sales growth in the fourth quarter was led by PLAVIX® (6%), the ONGLYZA®Franchise, BARACLUDE® (25%), SPRYCEL (42%), and ORENCIA® (20%). The growth in global net sales was mostly offset by declining sales from mature brands and AVAPRO®/AVALIDE®.

•

In January, the U.S. Food and Drug Administration (FDA) granted the Company and its partner, sanofi-aventis, an additional six-month period of exclusivity to market PLAVIX. Exclusivity for PLAVIX in the U.S. is now expected to expire on May 17, 2012.

•

In October, the FDA approved SPRYCEL 100 mg once daily for newly diagnosed adults with Philadelphia chromosome-positive chronic phase chronic myeloid leukemia. In December, the European Commission also approved SPRYCEL for use in a first-line setting. The Company commercializes SPRYCEL with its partner, Otsuka.

•

In November, the FDA approved KOMBIGLYZE XR for the treatment of adult patients with type 2 diabetes in the U.S. KOMBIGLYZE XR is a once-daily combination tablet of metformin extended release plus saxagliptin. The Company developed and commercializes KOMBIGLYZE XR with its partner, AstraZeneca.

•

In October, the FDA approved the supplemental New Drug Application (sNDA) of BARACLUDE for the treatment of chronic hepatitis B in adult patients with decompensated liver disease. In January, the Company received a positive opinion from the European Medicines Agency’s (EMA) Committee for Medicinal Products for Human Use (CHMP) for BARACLUDE for this indication.

•

In November, the FDA extended the review timeline for the Biologics License Application (BLA) for ipilimumab in advanced melanoma, and has moved the Prescription Drug Fee User Act (PDUFA) date—the date by which action from the FDA is expected—to March 26, 2011.

•	In December, the FDA accepted for review the supplemental Biologics License Application (sBLA) for the subcutaneous formulation for ORENCIA. The PDUFA date is August 4, 2011.

•

In December, the Company and its partner, AstraZeneca, completed the submission of a New Drug Application (NDA) with the FDA and a Marketing Authorization Application (MAA) with the EMA for dapagliflozin as a once-daily oral therapy for the treatment of adult patients with type 2 diabetes. The MAA was validated by the European Medicines Agency in January. The companies are awaiting acceptance of the submission in the U.S.

•

In December, the FDA informed the Company that the information submitted by the Company regarding belatacept is a Complete Response to the request for additional information outlined in the FDA letter dated May 1, 2010. A new PDUFA date of June 15, 2011, was set.

•

In January, the Company and its partner, sanofi-aventis, voluntarily withdrew certain lots of AVALIDE® from the U.S., Puerto Rican, Canadian, Mexican and Argentinean markets. The date of resupply of AVALIDE to these markets has not yet been determined.

•

In November, the Company and its partner, Pfizer, discontinued the Phase III APPRAISE-2 clinical trial in patients with recent Acute Coronary Syndrome treated with apixaban or placebo in addition to mono or dual antiplatelet therapy. The study was stopped early based on the recommendation of an Independent Data Monitoring Committee due to clear evidence of an increase in bleeding among patients taking apixaban.

•

In December, the Company and Pfizer published results from the Phase III ADVANCE-3 study of apixaban in The New England Journal of Medicine. The results showed that apixaban was statistically superior to 40 mg once-daily enoxaparin with comparable rates of bleeding in the prevention of venous thromboembolism following total hip replacement surgery.

•

In December at the American Society of Hematology meeting in Orlando, the Company and Otsuka presented follow-up results from the Phase III DASISION study comparing SPRYCEL to imatinib in first-line treatment of adults with Philadelphia chromosome-positive chronic phase chronic myeloid leukemia. The 18-month results showed higher and faster response rates for SPRCYEL compared to imatinib that were consistent with the 12-month data presented at the American Society of Clinical Oncology meeting in June and published in the New England Journal of Medicine.

BUSINESS DEVELOPMENT UPDATE

•	In October, the Company completed its acquisition of ZymoGenetics, Inc.

•

In December, the Company entered into a licensing agreement with Oncolys BioPharma, a privately held biotech company based in Japan, to acquire exclusive worldwide rights to manufacture, develop and commercialize festinavir, a once-a-day, orally available nucleoside reverse transcriptase inhibitor (NRTI) in Phase II development for HIV.

•

In January, the Company entered into a clinical collaboration agreement with Pharmasset to conduct a proof of concept study to evaluate the potential to achieve sustained viral response 24 weeks post treatment in patients with chronic hepatitis C virus using an oral, once-daily treatment regimen of BMS-790052, Bristol-Myers Squibb’s NS5A replication complex inhibitor, and PSI-7977, Pharmasset’s nucleotide polymerase inhibitor, with and without ribavirin.

FINANCIAL GUIDANCE

2011

Bristol-Myers Squibb is setting its 2011 GAAP EPS guidance range from $2.00 to $2.10 and its non-GAAP EPS range from $2.10 to $2.20. Key 2011 non-GAAP guidance assumptions include:

•	Low- to mid-single-digit revenue growth.

•	Full-year gross margin as a percentage of sales being consistent with last year.

•	Advertising and promotion expense decrease in the mid- to high-single-digit range.

•	Marketing, sales and administrative expenses increasing in the mid-single-digit range, including the impact of the U.S. health care reform pharmaceutical company fee.

•	Research and development expense growth in the mid-single-digit range.

•	An effective tax rate between 25% and 26%.

On an incremental year-over-year basis, U.S. health care reform is expected to have a negative impact on 2011 EPS of approximately $0.15. This estimate includes:

•	The reduction in net sales of approximately $250 million due to new discounts associated with the Medicare Part D coverage gap.

•	The annual non-tax-deductable pharmaceutical company fee of approximately $250 million, to be recorded in marketing, sales and administrative expenses.

The guidance for 2011 also includes the effect of the AVALIDE recall and extended supply interruption. Net sales of AVALIDE in the affected markets were $355 million in 2010.

It is estimated that 30% to 40% of the research and development expenses in 2011 will be incurred on late-stage development programs. Total research and development expenses include the costs of discovery research, preclinical development, early- and late-clinical development and drug formulation, as well as clinical trials and medical support of marketed products, proportionate allocations of enterprise-wide costs, and other appropriate costs. Late-stage development expenses refer to our investigational compounds that are in Phase III clinical development and our marketed products that are in Phase III development for additional indications or formulations.

2013

The Company reaffirms its minimum non-GAAP EPS guidance of $1.95 for 2013. This 2013 guidance assumes strong underlying revenue trends for certain key products, timely regulatory approval of and significant contributions from pipeline products, continued and additional productivity savings, exclusivity for ABILIFY® for the term of the current agreement with Otsuka Pharmaceutical Co., Ltd., and that foreign currency exchange rates and the negative impact of U.S. health care reform and European government-mandated cost containment measures are not substantially different from current expectations.

The financial guidance for 2011 and the 2013 minimum non-GAAP EPS guidance exclude the impact of any potential future strategic transactions and specified items that have not yet been identified and quantified. The non-GAAP 2011 guidance and the 2013 minimum guidance also exclude other specified items such as gains or losses from sale of businesses and product lines; from sale of equity investments and from discontinued operations; restructuring and other exit costs; accelerated depreciation charges; asset impairments; charges and recoveries relating to significant legal proceedings; upfront and milestone payments for licensing arrangements; and debt retirement costs.

Use of Non-GAAP Financial Information

This press release contains non-GAAP financial measures, including non-GAAP earnings from continuing operations and related earnings per share information, adjusted to exclude certain costs, expenses, significant gains and losses and other specified items. Among the items in GAAP measures but excluded for purposes of determining adjusted earnings and other adjusted measures are: charges related to implementation of the Productivity Transformation Initiative; gains or losses from the purchase or sale of businesses and product lines; discontinued operations; restructuring and other exit costs; accelerated depreciation charges; asset and IPRD impairments; charges and recoveries relating to significant legal proceedings; upfront and milestone payments for in-licensing of products that have not achieved regulatory approval, which are immediately expensed; special initiative funding to the Bristol-Myers Squibb Foundation; and significant tax events. This information is intended to enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. For example, non-GAAP earnings and earnings per share information is an indication of the company’s baseline performance before items that are considered by the company not to be reflective of the company’s ongoing results. In addition, this information is among the primary indicators the company uses as a basis for evaluating company performance, allocating resources, setting incentive compensation targets, and planning and forecasting of future periods. This information is not intended to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with GAAP.

Statement on Cautionary Factors

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans and projections regarding the company’s financial position, results of operations, market position, product development and business strategy. These statements may be identified by the fact that they use words such as “anticipate”, “estimates”, “should”, “expect”, “guidance”, “project”, “intend”, “plan”, “believe” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things, implementation of the new discounts and new pharmaceutical company fee under the 2010 U.S. health care reform law, governmental laws and regulations related to Medicare, Medicaid, Medicaid managed care organizations and entities under the Public Health Service 340B program, pharmaceutical rebates and reimbursement, market factors, competitive product development and approvals, pricing controls and pressures (including changes in rules and practices of managed care groups and institutional and governmental purchasers), economic conditions such as interest rate and currency exchange rate fluctuations, judicial decisions, claims and concerns that may arise regarding the safety and efficacy of in-line products and product candidates, the inability to improve or remediate FDA concerns raised in the warning letter regarding certain GMP processes at our Manati facility, changes to wholesaler inventory levels, variability in data provided by third parties, changes in, and interpretation of, governmental regulations and legislation affecting domestic or foreign operations, including tax obligations, changes to business or tax planning strategies, difficulties and delays in product development, manufacturing or sales including the Avalide recall and extended supply shortage and any potential future recalls, patent positions and the ultimate outcome of any litigation matter. These factors also include the company’s ability to execute successfully its strategic plans, including its String of Pearls strategy and Productivity Transformation Initiative, the expiration of patents or data protection on certain products, and the impact and result of governmental investigations. There can be no guarantees with respect to pipeline products that future clinical studies will support the data described in this release, that the products will receive necessary regulatory approvals, or that they will prove to be commercially successful; nor are there guarantees that regulatory approvals will be sought, or sought within currently expected timeframes, or that contractual milestones will be achieved. For further details and a discussion of these and other risks and uncertainties, see the company’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Company and Conference Call Information

Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information, please visit www.bms.com or follow us on Twitter at http://twitter.com/bmsnews.

There will be a conference call on January 27, 2011, at 10:30 a.m. EST during which company executives will address inquiries from investors and analysts. Investors and the general public are invited to listen to a live web cast of the call at http://investor.bms.com or by dialing: 913-312-0732, confirmation code: 7584294. Materials related to the call will be available at the same website prior to the call.

For more information, contact: Jennifer Fron Mauer, 609-252-6579, Communications; Teri Loxam, 609-252-3368, or Timothy Power, 609-252-7509, Investor Relations.

ABILIFY® is the trademark of Otsuka Pharmaceutical Co., Ltd.

ATRIPLA® is a trademark of both Bristol-Myers Squibb Co. and Gilead Sciences, Inc.

AVAPRO®, AVALIDE®, and PLAVIX® are trademarks of sanofi-aventis.

ERBITUX® is a trademark of ImClone LLC. ImClone Systems is a wholly-owned subsidiary of Eli Lilly and Company.

All other brand names of products appearing in all capital letters are registered trademarks of the Company or one of its subsidiaries.

BRISTOL-MYERS SQUIBB COMPANY

SELECTED PRODUCTS

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2010 AND 2009

(Unaudited, dollars in millions)

The following table sets forth worldwide and U.S. reported net sales for selected products. In addition, the table includes, where applicable, the estimated total U.S. prescription change for the retail and mail-order channels for the comparative periods presented for certain of the company’s U.S. pharmaceutical products based on third-party data. A significant portion of the company’s U.S. pharmaceutical sales is made to wholesalers. Where changes in reported net sales differ from prescription growth, this change in net sales may not reflect underlying prescriber demand.

	Worldwide Net Sales			U.S. Net Sales
	2010	2009	% Change	2010	2009	% Change	% Change in U.S. Total Prescriptions vs. 2009
Three Months Ended December 31,

Key Products

Plavix	$1,715	$1,618	6%	$1,593	$1,461	9%	(4)%
Avapro/Avalide	252	339	(26)%	118	184	(36)%	(20)%
Abilify	707	707	—	535	563	(5)%	2%
Reyataz	374	388	(4)%	194	196	(1)%	(1)%
Sustiva Franchise (total revenue)	360	358	1%	227	224	1%	4%
Baraclude	264	212	25%	49	44	11%	8%
Erbitux	165	167	(1)%	160	163	(2)%	N/A
Sprycel	169	119	42%	61	32	91%	4%
Ixempra	30	28	7%	23	25	(8)%	N/A
Orencia	202	168	20%	146	126	16%	N/A
Onglyza/Kombiglyze	73	4	*	53	2	*	*

Mature Products and All Other**	800	925	(14)%	125	95	32%	N/A

	Worldwide Net Sales			U.S. Net Sales
	2010	2009	% Change	2010	2009	% Change	% Change in U.S. Total Prescriptions vs. 2009
Twelve Months Ended December 31,

Key Products

Plavix	$6,666	$6,146	8%	$6,154	$5,556	11%	(1)%
Avapro/Avalide	1,176	1,283	(8)%	642	722	(11)%	(17)%
Abilify	2,565	2,592	(1)%	1,958	2,082	(6)%	5%
Reyataz	1,479	1,401	6%	754	727	4%	4%
Sustiva Franchise (total revenue)	1,368	1,277	7%	881	803	10%	7%
Baraclude	931	734	27%	179	160	12%	12%
Erbitux	662	683	(3)%	646	671	(4)%	N/A
Sprycel	576	421	37%	188	123	53%	5%
Ixempra	117	109	7%	99	99	—	N/A
Orencia	733	602	22%	547	467	17%	N/A
Onglyza/Kombiglyze	158	24	*	119	22	*	*

Mature Products and All Other**	3,053	3,536	(14)%	446	435	3%	N/A

*	In excess of +/- 200%.
**	Includes $15M of Recothrom sales in 2010.

BRISTOL-MYERS SQUIBB COMPANY

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2010 AND 2009

(Unaudited, amounts in millions except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Net Sales	$5,111	$5,033	$19,484	$18,808

Cost of products sold	1,414	1,433	5,277	5,140
Marketing, selling and administrative	1,000	1,170	3,686	3,946
Advertising and product promotion	271	334	977	1,136
Research and development	1010	1,108	3,566	3,647
Provision for restructuring, net	63	47	113	136
Litigation expense, net	(41)	—	(19)	132
Equity in net income of affiliates	(61)	(115)	(313)	(550)
Other (income)/expense, net	42	(264)	126	(381)

Total expenses	3,698	3,713	13,413	13,206

Earnings from Continuing Operations Before Income Taxes	1,413	1,320	6,071	5,602
Provision for income taxes	571	188	1,558	1,182

Net Earnings from Continuing Operations	842	1,132	4,513	4,420

Net Earnings from Discontinued Operations	—	7,221	—	7,442

Net Earnings	842	8,353	4,513	11,862
Net Earnings Attributable to Noncontrolling Interest	359	328	1,411	1,250

Net Earnings Attributable to BMS	$483	$8,025	$3,102	$10,612

Amounts Attributable to BMS
Income from Continuing Operations	$483	$818	$3,102	$3,239
Income from Discontinued Operations	—	7,207	—	7,373

Net Income	$483	$8,025	$3,102	$10,612

Earnings per Common Share from Continuing Operations
Attributable to BMS:
Basic	$0.28	$0.42	$1.80	$1.63
Diluted	$0.28	$0.41	$1.79	$1.63

Earnings per Common Share Attributable to BMS:
Basic	$0.28	$4.08	$1.80	$5.35
Diluted	$0.28	$4.06	$1.79	$5.34

Average Common Shares Outstanding:
Basic	1,708	1,958	1,713	1,974
Diluted	1,723	1,967	1,727	1,978

Other (Income)/Expense

Interest expense	$42	$43	$145	$184
Interest income	(21)	(14)	(75)	(54)
Impairment and loss on sale of manufacturing operations	11	—	236	—
Loss/(Gain) on debt repurchase	6	—	6	(7)
Net foreign exchange transaction losses/(gains)	17	(15)	(6)	2
Gain on sale of product lines, businesses and assets	(3)	(288)	(39)	(360)
Other income from alliance partners	(14)	(29)	(136)	(148)
Acquisition related items	10	—	10	(10)
Pension curtailment and settlement charges	12	18	28	43
Other	(18)	21	(43)	(31)

Other (Income)/Expense	$42	$(264)	$126	$(381)

BRISTOL-MYERS SQUIBB COMPANY

SPECIFIED ITEMS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2010 AND 2009

(Unaudited, dollars in millions)

Three months ended December 31, 2010

	Cost of products sold	Marketing, selling and administrative	Research and development	Provision for restructuring	Litigation expense	Other (income)/ expense	Total
Restructuring Activity:
Downsizing and streamlining of worldwide operations	$—	$—	$—	$63	$—	$—	$63
Impairment and loss on sale of manufacturing operations	—	—	—	—	—	11	11
Accelerated depreciation, asset impairment and other shutdown costs	28	—	—	—	—	—	28
Pension curtailment and settlement charges	—	—	—	—	—	10	10
Process standardization implementation costs	—	8	—	—	—	—	8

Total Restructuring	28	8	—	63	—	21	120

Other:
Litigation charges, net	—	—	—	—	(41)	—	(41)
Upfront licensing, milestone and other payments	—	—	60	—	—	—	60
IPRD Impairment	—	—	10	—	—	—	10
Acquisition related items	—	—	—	—	—	10	10
Product liability charges	—	—	—	—	—	4	4

Total	$28	$8	$70	$63	$(41)	$35	163

Income taxes on items above							(46)
Specified tax charge							207

Decrease to Net Earnings from Continuing Operations							$324

Three months ended December 31, 2009

	Cost of products sold	Marketing, selling and administrative	Research and development	Provision for restructuring	Other (income)/ expense	Total
Restructuring Activity:
Downsizing and streamlining of worldwide operations	$—	$—	$—	$42	$—	$42
Accelerated depreciation, asset impairment and other shutdown costs	35	—	—	5	—	40
Pension curtailment and settlement charges	—	—	—	—	11	11
Process standardization implementation costs	—	45	—	—	—	45
Gain on sale of product lines, businesses and assets	—	—	—	—	(288)	(288)

Total Restructuring	35	45	—	47	(277)	(150)

Other:
BMS foundation funding initiative	—	100	—	—	—	100
Loss on sale of investments	—	—	—	—	31	31
Upfront licensing, milestone and other payments	—	—	173	—	—	173

Total	$35	$145	$173	$47	$(246)	154

Income taxes on items above						(44)

Decrease to Net Earnings from Continuing Operations						$110

BRISTOL-MYERS SQUIBB COMPANY

SPECIFIED ITEMS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2010 AND 2009

(Unaudited, dollars in millions)

Twelve months ended December 31, 2010

	Cost of products sold	Marketing, selling and administrative	Research and development	Provision for restructuring	Litigation expense	Other (income)/ expense	Total
Restructuring Activity:
Downsizing and streamlining of worldwide operations	$—	$—	$—	$113	$—	$—	$113
Impairment and loss on sale of manufacturing operations	—	—	—	—	—	236	236
Accelerated depreciation, asset impairment and other shutdown costs	113	—	—	—	—	—	113
Pension curtailment and settlement charges	—	—	—	—	—	18	18
Process standardization implementation costs	—	35	—	—	—	—	35

Total Restructuring	113	35	—	113	—	254	515

Other:
Litigation charges, net	—	—	—	—	(19)	—	(19)
Upfront licensing, milestone and other payments	—	—	132	—	—	—	132
IPRD Impairment	—	—	10	—	—	—	10
Acquisition related items	—	—	—	—	—	10	10
Product liability charges/(insurance recoveries)	—	—	—	—	—	17	17

Total	$113	$35	$142	$113	$(19)	$281	665

Income taxes on items above							(180)
Out-of-period tax adjustment							(59)
Specified tax charge							207

Decrease to Net Earnings from Continuing Operations							$633

Twelve months ended December 31, 2009

	Cost of products sold	Marketing, selling and administrative	Research and development	Provision for restructuring	Litigation expense	Other (income)/ expense	Total
Restructuring Activity:
Downsizing and streamlining of worldwide operations	$—	$—	$—	$122	$—	$—	$122
Accelerated depreciation, asset impairment and other shutdown costs	115	—	—	14	—	—	129
Pension curtailment and settlement charges	—	—	—	—	—	36	36
Process standardization implementation costs	—	110	—	—	—	—	110
Gain on sale of product lines, businesses and assets	—	—	—	—	—	(360)	(360)

Total Restructuring	115	110	—	136	—	(324)	37

Other:
Litigation charges	—	—	—	—	132	—	132
BMS foundation funding initiative	—	100	—	—	—	—	100
Loss on sale of investments	—	—	—	—	—	31	31
Upfront licensing, milestone and other payments	—	—	347	—	—	—	347
Acquisition related items	—	—	—	—	—	(10)	(10)
Debt repurchase and swap terminations	—	—	—	—	—	(7)	(7)
Product liability charges/(insurance recoveries)	8	—	—	—	—	(5)	3

Total	$123	$210	$347	$136	$132	$(315)	633

Income taxes on items above							(205)

Decrease to Net Earnings from Continuing Operations							$428

BRISTOL-MYERS SQUIBB COMPANY

RECONCILIATION OF GAAP RESULTS OF CONTINUING OPERATIONS

TO NON-GAAP RESULTS OF CONTINUING OPERATIONS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2010 AND 2009

(Unaudited, amounts in millions except per share data)

	Q4 2010			Q4 2009
	GAAP	Specified Items*	Non GAAP	GAAP	Specified Items*	Non GAAP
Net Sales	$5,111	—	$5,111	$5,033	—	$5,033
Cost of Products Sold	1,414	(28)	1,386	1,433	(35)	1,398

Gross Profit	3,697	28	3,725	3,600	35	3,635
Gross Profit as a % of Sales	72.3%	0.6%	72.9%	71.5%	0.7%	72.2%

Marketing, Selling and Administration	1,000	(8)	992	1,170	(145)	1,025
Advertising and Product Promotion	271	—	271	334	—	334

Total SG&A	1,271	(8)	1,263	1,504	(145)	1,359
SG&A as a % of Sales	24.9%	(0.2)%	24.7%	29.9%	(2.9)%	27.0%

Research and Development	1,010	(70)	940	1,108	(173)	935
R&D as a % of Sales	19.8%	(1.4)%	18.4%	22.0%	(3.4)%	18.6%

Operating Margin	1,416	106	1,522	988	353	1,341
Operating Margin as % of Sales	27.7%	2.1%	29.8%	19.6%	7.0%	26.6%

Provision for restructuring, net	63	(63)	—	47	(47)	—
Litigation expense, net	(41)	41	—	—	—	—
Equity in net income of affiliates	(61)	—	(61)	(115)	—	(115)
Other (income)/expense, net	42	(35)	7	(264)	246	(18)

Earnings from Continuing Operations Before Income Taxes	$1,413	163	$1,576	$1,320	154	$1,474

Provision for income taxes	571	(161)	410	188	44	232

Net Earnings – Continuing Operations	$842	324	$1,166	$1,132	110	$1,242
Net Earnings – Continuing Operations Attributable to Noncontrolling Interest	359		359	314		314

Net Earnings – Continuing Operations Attributable to BMS	$483	324	$807	$818	110	$928
Contingently convertible debt interest expense and earnings attributable to unvested shares	(2)		(2)	(4)		(4)

Net Earnings used for Diluted EPS Calc – Continuing Operations-Attributable BMS	$481	324	$805	$814	110	$924

Avg Shares (Diluted)	1,723		1,723	1,967		1,967

Diluted EPS – Continuing Operations Attributable to BMS	$0.28	0.19	$0.47	$0.41	0.06	$0.47

Net Earnings from Continuing Operations Attributable to BMS as a % of sales	9.5%	6.3%	15.8%	16.3%	2.1%	18.4%

Effective Tax Rate	40.4%	(14.4)%	26.0%	14.2%	1.5%	15.7%

*	Refer to the Specified Items schedules for further details.

BRISTOL-MYERS SQUIBB COMPANY

RECONCILIATION OF GAAP RESULTS OF CONTINUING OPERATIONS

TO NON-GAAP RESULTS OF CONTINUING OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2010 AND 2009

(Unaudited, amounts in millions except per share data)

	YTD 2010			YTD 2009
	GAAP	Specified Items*	Non GAAP	GAAP	Specified Items*	Non GAAP
Net Sales	$19,484	—	$19,484	$18,808	—	$18,808
Cost of Products Sold	5,277	(113)	5,164	5,140	(123)	5,017

Gross Profit	14,207	113	14,320	13,668	123	13,791
Gross Profit as a % of Sales	72.9%	0.6%	73.5%	72.7%	0.6%	73.3%

Marketing, Selling and Administration	3,686	(35)	3,651	3,946	(210)	3,736
Advertising and Product Promotion	977	—	977	1,136	—	1,136

Total SGA	4,663	(35)	4,628	5,082	(210)	4,872

SG&A as a % of Sales	23.9%	(0.1)%	23.8%	27.0%	(1.1)%	25.9%

Research and Development	3,566	(142)	3,424	3,647	(347)	3,300
R&D as a % of Sales	18.3%	(0.7)%	17.6%	19.4%	(1.9)%	17.5%

Operating Margin	5,978	290	6,268	4,939	680	5,619
Operating Margin as % of Sales	30.7%	1.5%	32.2%	26.3%	3.6%	29.9%

Provision for restructuring, net	113	(113)	—	136	(136)	—
Litigation expense, net	(19)	19	—	132	(132)	—
Equity in net income of affiliates	(313)	—	(313)	(550)	—	(550)
Other (income)/expense, net	126	(281)	(155)	(381)	315	(66)

Earnings from Continuing Operations Before Income Taxes	$6,071	665	$6,736	$5,602	633	$6,235

Provision for income taxes	1,558	32	1,590	1,182	205	1,387

Net Earnings – Continuing Operations	$4,513	633	$5,146	$4,420	428	$4,848
Net Earnings – Continuing Operations Attributable to Noncontrolling Interest	1,411		1,411	1,181	—	1,181

Net Earnings – Continuing Operations Attributable to BMS	$3,102	633	$3,735	$3,239	428	$3,667
Contingently convertible debt interest expense and earnings attributable to unvested shares	(12)		(12)	(17)	—	(17)

Net Earnings used for Diluted EPS Calc – Continuing Operations-Attributable BMS	$3,090	633	$3,723	$3,222	428	$3,650

Avg Shares (Diluted)	1,727		1,727	1,978		1,978

Diluted EPS – Continuing Operations Attributable to BMS	$1.79	0.37	$2.16	$1.63	0.22	$1.85

Net Earnings from Continuing Operations Attributable to BMS as a % of sales	15.9%	3.3%	19.2%	17.2%	2.3%	19.5%

Effective Tax Rate	25.7%	(2.1)%	23.6%	21.1%	1.1%	22.2%

*	Refer to the Specified Items schedules for further details.

BRISTOL-MYERS SQUIBB COMPANY

NET CASH CALCULATION

AS OF DECEMBER 31, 2010 AND SEPTEMBER 30, 2010

(Unaudited, dollars in millions)

	December 31, 2010	September 30, 2010
Cash and cash equivalents	$5,033	$7,581
Marketable securities-current	2,268	778
Marketable securities-long term	2,681	2,562
Short-term borrowings	(117)	(243)
Long-term debt	(5,328)	(6,479)

Net cash	$4,537	$4,199